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                                                                    EXHIBIT 10.3
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[Logo of Bank of America]
Bank of America
NATIONAL TRUST AND SAVINGS ASSOCIATION               BUSINESS LOAN AGREEMENT
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This Agreement dated as of January 21, 1994, is between Bank of America
                           ------------
National Trust and Savings Association (the "Bank") and Channell Commercial Corporation (the "Borrower").

1.   LINE OF CREDIT AMOUNT AND TERMS

1.1  LINE OF CREDIT AMOUNT

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is One Million Dollars ($1,000,000).

(b) This is a non-revolving line of credit with a term repayment option. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

(c) Each advance shall be used for leasehold improvements or facility expansion in the Borrower's business. A cost breakdown to be provided before the first advance. The amount of each advance shall not exceed 75% of leasehold improvements and facility expansion costs specified in the cost breakdown provided by the Borrower.

(d) Each advance must be for at least Fifteen Thousand Dollars ($15,000), or for the amount of the remaining available line of credit, if less.

(e) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

(f)  The first advance must be made on or before March 31, 1994.

1.2  AVAILABILITY PERIOD.

The line of credit is available between the date of this Agreement and August 31, 1994 (the "Expiration Date") unless the Borrower is in default.

1.3  INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate plus .50 percentage points.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

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LCA1CMILL (7/93)                                                      96-SLABC05
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1.4  REPAYMENT TERMS.

(a) The Borrower will pay interest on February 1, 1994, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) Any amount bearing interest at an optional interest rate (as described below) may be repaid at the end of the applicable interest period, which shall be no later than the Expiration Date.

(c) The Borrower will repay the principal amount outstanding on the Expiration Date in 72 successive equal monthly installments starting October 1, 1994. On September 1, 2000, the Borrower will repay the remaining principal balance plus any interest then due.

(d) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period and during the term repayment period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

1.6 LONG TERM RATE. The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Long Term Rate, subject to the following requirements:

(a) The interest period during which the Long Term Rate will be in effect in one year or more. The interest period must begin on or after the last day of the availability period specified above. The Borrower will immediately begin repaying principal of the Long Term Rate portion under an amortization schedule agreed to by the Bank and the Borrower at the time of the designation. These payments will be separate from the payments required by the paragraph above entitled "Repayment Terms," which will be calculated without taking into account any Long Term Rate portions.

(b) The "Long Term Rate" means the fixed interest rate the Bank and the Borrower agree will apply to the portion during the applicable interest period.

(c) Each Long Term Rate portion will be for an amount not less than One Hundred Thousand Dollars ($100,000).

(d) Any portion of the principal balance of the line of credit already bearing interest at the Long Term Rate will not be converted to a different rate during its interest period.

(e) The borrower may prepay the Long Term Rate portion in whole or in part in the minimum amount of One Hundred Thousand Dollars ($100,000). The Borrower will give the Bank irrevocable written notice of the Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by the Bank at least 5 banking days in advance of the prepayment. All prepayments of principal on the Long Term Rate portion will be applied on the most remote principal installments then unpaid.

(f) Each prepayment of a Long Term Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by payment of all accrued interest on the amount of the prepayment and the prepayment fee described below.

(g) The prepayment fee will be the sum of fees calculated separately for each Prepaid Installment, as follows:

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LCA1CMLL (7/93)                                                       96-SLABC05

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     (i)   The Bank will first determine the amount of interest which would have accrued each month for the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the Long Term Rate;

     (ii) The Bank will then subtract from each monthly interest amount determined in (i), above, the amount of interest which would accrue for that Prepaid Installment if it were reinvested from the date of prepayment through the Original Payment Date, using the following rate:

           (A) If the Original Payment Date is more than 5 years after the date of prepayment: the Treasury Rate plus one-quarter of one percentage point;

           (B) If the Original Payment Date is 5 years or less after the date of prepayment: the Money Market Rate.

     (iii) If (i) minus (ii) for the Prepaid Installment is greater than zero, the Bank will discount the monthly differences to the date of prepayment by the rate used in (ii) above. The sum of the discounted monthly differences is the prepayment fee for that Prepaid Installment.

(h) The following definitions will apply to the calculation of the prepayment fee:

     "Money Market" means the domestic certificate of deposit market, the eurodollar deposit market or other appropriate money market selected by the Bank.

     "Money Market Rate" means the fixed interest rate per annum which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in the Money Market from the date of prepayment through the Original Payment Date.

     "Original Payment Dates" mean the dates on which principal of the Long Term Rate portion would have been paid if there had been no prepayment. If a portion of the principal would have been paid later than the end of the interest period in effect at the time of prepayment, then the Original Payment Date for that portion will be the last day of the interest period.

     "Prepaid Installment" means the amount of the prepaid principal of the Long Term Rate portion which would have been paid on a single Original Payment Date.

     "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date.

(i) The Bank may adjust the Treasury Rate and Money Market Rate to reflect the compounding, accrual basis, or other costs of the Long Term Rate portion. Each of the rates is the Bank's estimate only and the Bank is under no obligation to actually reinvest any prepayment. The rates will be based on information from either the Telerate or Reuters information services, The Wall Street Journal, or other information sources the Bank deems
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     appropriate.

2.   FEES AND EXPENSES

2.1  FEES.

(a) LOAN FEE. The Borrower agrees to pay a fee equal to 1.00% per annum of the Commitment calculated on a prorated basis and due on or before the date of execution of this Agreement.

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LCA1CMLL (7/93)                                                       96-SLABC05
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2.2  EXPENSES.

(a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

(b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

3.   COLLATERAL

3.1 PERSONAL PROPERTY. The Borrowers' obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the Borrower. In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

(a)  Inventory

(b)  Receivables

4.   DISBURSEMENTS, PAYMENTS AND COSTS

4.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

4.3  TELEPHONE AUTHORIZATION.

(a) The Bank may honor telephone instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 06004-12147, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions.

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4.4  DIRECT DEBIT (PRE-BILLING).

(a) The Borrower agrees that the Bank will debit the Borrower's deposit account number 06004-12147 (the "Designated Account") on the date each payment of principal and interest from the Borrower becomes due (the "Due Date"). If the Due Date is not a banking day, the Designated Account will be debited on the next banking day.

(b) Approximately 10 days prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculation will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

(c) The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount").

     If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

     (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

     (ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

     Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

(d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

4.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. For amounts bearing interest at an offshore rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.6 TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

4.7 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

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

(a)  any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitment for credit.


4.8 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

4.9 INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Bank's Reference Rate plus 1.25 percentage points.

4.10 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.00 percentage points higher than the rate of interest otherwise proved under this Agreement. This will not constitute a waiver of any default.

5.   CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2 SECURITY AGREEMENTS. Signed original security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

5.3 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

5.4 INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

5.5 GOOD STANDING. Certificates of good standing for the Borrower from its state of incorporation and from any other state in which the Borrower is required to qualify to conduct its business.

5.6  OTHER ITEMS. Any other items that the Bank reasonably requires.

6.   REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

6.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

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LCA1CMLL (7/93)                                                       96-SLABC05
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6.2    AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition.

(b)    in form and content required by the Bank.

(c)    in compliance with all government regulations that apply.

6.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or that of the Borrower's business, or would impair the Borrower's ability to repay the loan, except as have been disclosed in writing to the Bank.

6.8 COLLATERAL. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.

6.9 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.10 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank.

6.11 INCOME TAX RETURNS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year, except as have been disclosed in writing to the Bank.

6.12 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.13 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

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LCA1CMLL (7/93)                                                      96-SLABC05
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7.     COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 USE OF PROCEEDS. To use the proceeds of the credit only for leasehold improvements and facility expansion.

7.2 FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be reviewed by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidate basis. For fiscal year ending December 31, 1993, CPA is to validate inventory figures (testing and costing), thereafter no CPA validation is necessary provided Borrower converts to a perpetual inventory system.

(b) Within 45 days of the period's end, the Borrower's monthly financial statements. These financial statements may be Borrower prepared. The statements shall be prepared on a unconsolidated basis.

7.3 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain on an unconsolidated basis a ratio of total liabilities not subordinated to tangible net worth plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form), not exceeding 1.10:1.0. This ratio will be calculated at the end of each fiscal quarter.

"Total liabilities not subordinated" means the sum of current liabilities plus long term liabilities, excluding debt subordinated to the Borrower's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

7.4 CASH FLOW TO DEBT SERVICE COVERAGE RATIO. To maintain on an unconsolidated basis a cash flow to debt service coverage ratio of at least 1.35:1.0.

"Cash flow ratio" means the ratio of cash flow to the sum of interest expense, the current portion of long term debt to the Bank (existing and new), current portion of other long term debt and current portion of long term debt for lease obligations. "Cash flow" is defined as the sum of net profit before taxes, interest expense, depreciation/amortization, less dividends and non-financed capital expenditures and cash taxes. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the first day of the fiscal year in which the quarter falls.

7.5 OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

(a)    Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)    Obtaining surety bonds in the usual course of business.

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                                      -8-
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(d)    Debts and lines of credit in existence on the date of this Agreement disclosed in writing to the Bank.

7.6 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)    Deeds of trust and security agreements in favor of the Bank.

(b)    Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

7.7 CHANGE OF OWNERSHIP. Not to cause, permit, or suffer any change, direct or indirect, in majority stock ownership of William H. Channell, Sr.

7.8    NOTICES TO BANK.  To promptly notify the Bank in writing of:

(a) any lawsuit over Three Hundred Thousand Dollars ($300,000) against the Borrower (or any guarantor).

(b) any substantial dispute between the Borrower (or any guarantor) any any government authority.

(c)    any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's (or any guarantor's) financial condition or operations.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

7.9    BOOKS AND RECORDS.  To maintain adequate books and records.

7.10 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.11 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations and orders of any government body with authority over the Borrower's business.

7.12 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

7.13 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

7.14 PERFECTION OF LIENS. to help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.15 COOPERATION. To take any action requested by the Bank to carry out the intent of this Agreement.

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                                      -9-

7.16   INSURANCE.

(a) INSURANCE COVERING COLLATERAL. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(b) GENERAL BUSINESS INSURANCE. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

(c) EVIDENCE OF INSURANCE. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

7.17 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)    liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

(d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(e)    acquire or purchase a business or its assets.

(f) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g) voluntarily suspend its business for more than 7 days in any 30 day period.

8.     DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

8.2 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

8.3 FALSE INFORMATION. The Borrower has given the Bank false or misleading information or representations.

8.4 BANKRUPTCY. The Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor), or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

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                                     -10-

8.5 RECEIVERS. A receiver or similar official is appointed for the Borrower's (or guarantor's) business, or the business is terminated.

8.6 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Three Hundred Thousands Dollars ($300,000) or more.

8.7 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Three Hundred Thousand Dollars ($300,000) or more.

8.8 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or guarantor's) financial condition or ability to repay.

8.9 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's (or any guarantor's) financial condition, properties or prospects, or ability to repay the loan.

8.10 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed.

8.11 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

8.12 OTHER BANK AGREEMENTS. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

8.13 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article.

9.     ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

9.2    CALIFORNIA LAW.  This Agreement is governed by California law.

9.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

9.4    ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

       (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

       (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

- -------------------------------------------------------------------------------

       (iii)   Any violation of this Agreement; or

       (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

       (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

       (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

       (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

       (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)    This provision does not limit the right of the Borrower or the Bank to:

       (i)     exercise self-help remedies such as setoff;

       (ii) foreclose against or sell any real or personal property collateral; or

       (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

               (A)  an interim remedy; and/or

 ------------------------------------------------------------------------------

               (B)  additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

9.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

9.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

9.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.9 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the address on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

9.10 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.11 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

- -------------------------------------------------------------------------------

This Agreement is executed as of the date stated at the top of the first page.

[Logo of BA]
BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION           CHANNELL COMMERCIAL CORPORATION


X /s/ Curt L. McCombs                            X /s/ William H. Channell, Sr.
 -------------------------------------            ------------------------------
BY:      CURT L. McCOMBS                         BY:    WILLIAM H. CHANNELL, SR.
TITLE:   VICE PRESIDENT                          TITLE: PRESIDENT


ADDRESS WHERE NOTICES TO THE BANK                ADDRESS WHERE NOTICES TO THE
ARE TO BE SENT:                                  BORROWER ARE TO BE SENT:

3650 14th St. 2nd Floor                          26040 Ynez Road
Riverside, CA 92501                              Temecula, CA 92390


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
[LOGO OF BANK OF AMERICA]                                 AMENDMENT TO DOCUMENTS
- --------------------------------------------------------------------------------

                   AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT


 This Amendment No. 1 (the "Amendment") dated as of 1-25, 1994, is between Bank
                                                    ----
of America National Trust and Savings Association (the "Bank") and Channell Commercial Corporation (the "Borrower").


                                    RECITALS
                                    --------

 A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 21, 1994 (the "Agreement").

 B. The Bank and the Borrower desire to amend the Agreement.


                                   AGREEMENT
                                   ---------

 1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall
    -----------
have the meaning given to them in the Agreement.

 2. AMENDMENTS. The Agreement is hereby amended as follows:
    ----------

    2.1 Paragraph 2.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

    "2.l(a) LOAN FEE. The Borrower agrees to pay a fee equal to 1.00% due on January 25, 1994."

 3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms
    -------------------
and conditions of the Agreement shall remain in full force and effect.

   This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America
National Trust and Savings                Channell Commercial Corporation


X /s/ Curt L. McCombs                     X /s/ William H. Channell, Sr.
- -------------------------                 -------------------------------
By:    Curt L. McCombs,                   By:    William H. Channell, Sr.
Title: Vice President                     Title: President

- --------------------------------------------------------------------------------
AmendL (10/92)                        -1-

- --------------------------------------------------------------------------------
[LOGO OF BANK OF AMERICA]                                 AMENDMENT TO DOCUMENTS
- --------------------------------------------------------------------------------

                   AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

 This Amendment No. 2 (the "Amendment") dated as of 8-15, 1994, is between Bank
                                                    ----
of America National Trust and Savings Association (the "Bank") and Channell Commercial Corporation (the "Borrower").

                                    RECITALS
                                    --------

 A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 21, 1994, as previously amended (the "Agreement").

 B. The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

 1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall
    -----------
have the meaning given to them in the Agreement.

 2. AMENDMENTS. The Agreement is hereby amended as follows:
    ----------

     2.1 In Paragraph 1.2 of the Agreement, the date "October 31, 1994" is substituted for the date "August 31, 1994".

     2.2 Paragraph 1.4 (c) of the Agreement is amended to read in its entirety as follows:

          "(c) The Borrower will repay the principal amount outstanding on the Expiration Date in 72 successive equal monthly installments starting December 1, 1994. On November 1, 2000, the Borrower will repay the remaining principal balance plus any interest then due".

  3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms
     -------------------
and conditions of the Agreement shall remain in full force and effect.

   This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America
National Trust and Savings Association    Channell Commercial Corporation

X /s/ Curt L. McCombs                     X /s/ William H. Channell, Sr.
- -------------------------                 -------------------------------
By:    Curt L. McCombs                    By:    William H. Channell, Sr.
Title: Vice President                     Title: President


- --------------------------------------------------------------------------------
AmendL (10/92)                        -1-

- --------------------------------------------------------------------------------
[LOGO OF BANK OF AMERICA]                                 AMENDMENT TO DOCUMENTS
- --------------------------------------------------------------------------------

                   AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT


 This Amendment No. 4 (the "Amendment") Dated as of 4-19, 1995, is between Bank
                                                    ----
of America National Trust and Savings Association (the "Bank") and Channell Commercial Corporation (the "Borrower").

                                    RECITALS
                                    --------

 A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 21, 1994, as previously amended (the "Agreement").

 B. The Bank and the Borrower desire to further amend the Agreement.


                                   AGREEMENT
                                   ---------

 1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

 2. AMENDMENTS. The Agreement is hereby amended as follows:
    ----------

     2.1 In Paragraph 7.3 of the Agreement, the words "a consolidated basis" are substituted for the words "an unconsolidated basis" and the ratio "1.15:1.0" is substituted for the ratio 1.10:1.0."

     2.2 In Paragraph 7.4 of the Agreement, the words "a consolidated basis" are substituted for the words "an unconsolidated basis."

     2.3 In subparagraph (a) of Paragraph 7.8 of the Agreement, the amount "Five Hundred Thousand Dollars ($500,000)" is substituted for the amount "Three Hundred Thousand Dollars ($300,000)."

     2.4 In Paragraph 8.6 of the Agreement, the amount "Five Hundred Thousand Dollars ($500,000)" is substituted for the amount "Three Hundred Thousand Dollars ($300,000)."

     2.5 In Paragraph 8.7 of the Agreement, the amount "Five Hundred Thousand Dollars ($500,000)" is substituted for the amount "Three Hundred Thousand Dollars ($300,000)."


 3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms
    -------------------
and conditions of the Agreement shall remain in full force and effect.

- --------------------------------------------------------------------------------
AmendL (10/92)                        -1-

- --------------------------------------------------------------------------------
[LOGO OF BANK OF AMERICA]                                 AMENDMENT TO DOCUMENTS
- --------------------------------------------------------------------------------

                                AMENDMENT NO. 5
                           TO BUSINESS LOAN AGREEMENT

  This Amendment No. 5 (the "Amendment") dated as of 5-30, 1996 is between BANK
                                                     ----
OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and CHANNELL COMMERCIAL CORPORATION (the "Borrower").


                                    RECITALS
                                    --------

 A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 21, 1994, as previously amended (the "Agreement").

 B. The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

 1. DEFINITIONS.  Capitalized terms used but not defined in this Amendment
    -----------
shall have the meaning given to them in the Agreement.

 2. AMENDMENTS. The Agreement is hereby amended as follows:
    ----------

     2.1 A new Paragraph 1.4A is added to the Agreement which reads in its entirety as follows:

          "1.4A MANDATORY PREPAYMENT; EARLY TERMINATION. Anything herein to the contrary notwithstanding, if either Facility No. 1 or Facility No. 2, as defined and described in that certain Business Loan Agreement dated April 19, 1995, between the Borrower and the Bank ("1995 Agreement") as now in effect or as hereafter renewed, amended or restated, terminates for any reason, including, without limitation, termination at the request of the Borrower, termination resulting from failure by the Bank to renew either Facility No. 1 or Facility No. 2 beyond any availability period applicable thereto, or termination as otherwise provided or permitted under the 1995 Agreement, the entire principal balance of the line of credit, together with all accrued interest thereon, shall be due and payable on the effective date of such termination."

     2.2 Article 3 and Paragraphs 5.2, 5.3, 5.4, 6.8 and 8.2 of the Agreement are deleted in their entirety.

     2.3 In Paragraph 7.2(a) of the Agreement, the words "AUDITED WITH AN UNQUALIFIED OPINION" is substituted for the word "REVIEWED".

     2.4 In Paragraph 7.3 of the Agreement, the ratio "1.0:1.0" is substituted for the ratio "1.15:1.0."

     2.5 Paragraph 7.6 of the Agreement is amended to read in its entirety as follows:

          "7.6 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns including but not limited to accounts receivable and inventory, except:

          (a) Deeds of trust and security agreements in favor of the Bank.

          (b) Liens for taxes not yet due.

          (c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank."

     "2.6 Paragraph 7.7 of the Agreement is amended to read in its entirety as follows:

          7.7 CHANGE OF OWNERSHIP. Not to cause, permit, or suffer any change, direct or indirect, in majority stock ownership of Mr. and Mrs. William Channell, Sr. and the Channell Family.

- --------------------------------------------------------------------------------
AmendL (10/92)                        -1-

        2.7 Subparagraphs (a) and (c) of Paragraph 7.16 of the Agreement are deleted in their entirety .

        2.8 New Paragraphs 7.18 and 7.19 are added to the Agreement which read in their entirety as follows:

            "7.18 Quick Ratio. To maintain on a consolidated basis a ratio of quick assets to current liabilities of at least 1.0:1.0.

            "Quick assets" means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments. This ratio will be calculated at the end of each fiscal quarter.

            7.19 Tangible Net Worth. To maintain on a consolidated basis tangible net worth equal to at least the sum of the following:

            (a) Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000); plus

            (b) the sum of 20% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period.

            "Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names,organization expenses, treasury stock, unamortized debt discount and expense deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. This ratio will be calculated at the end of each fiscal quarter."

        2.9 A new Article 7A is added to the Agreement which reads in its entirety as follows:

        "7A HAZARDOUS WASTE INDEMNIFICATION.

        The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorney's fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligation to the Bank."

     3. Effect of Amendment.  Except as provided in this Amendment, all of the
        -------------------
terms and conditions of the Agreement shall remain in full force and effect.

        This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America
National Trust and Savings Association    Channell Commmerical Corporation


/s/ Curt L. McCombs                    /s/ William H. Channell, Sr.
- -----------------------------------    ---------------------------------------
By: Curt L. McCombs, Vice President    By: William H. Channell, Sr., President

- --------------------------------------------------------------------------------
AmendL (10/92)                           -2-                   005922-10036